UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934
Date of Report (Date of earliest event reported): May 15, 2008
CBIZ, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-25890	22-2769024

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6050 Oak Tree Boulevard, South, Suite 500		44131

Cleveland, Ohio (Address of principal executive offices)		(Zip Code)
216-447-9000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(d). Election of New Director
Effective May 15, 2008, the Board of CBIZ, Inc. expanded the number of its directors to nine and elected Mrs. Benaree Pratt Wiley to serve as an independent Director of CBIZ, Inc. Mrs. Wiley will serve through the 2010 Annual Meeting, at which time she is expected to stand for re-election. As a non-employee director she will receive the standard compensation for a CBIZ non-employee director as outlined in the Company’s 2008 Proxy Statement. As a new director she has been granted 50,000 immediately vested options as of May 15, 2008. Mrs. Wiley is not a party to any related party transactions outlined in Item 404(a) of Regulation S-K. Mrs. Wiley has been appointed to serve on the Company’s Nominating and Governance Committee and the Compensation Committee.
Item 9.01(d) Exhibits
Exhibit 99.1 Press Release of CBIZ, Inc. dated May 15, 2008, announcing the election of Benaree Pratt Wiley to the CBIZ, Inc. Board of Directors.
SIGNATURES:
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: May 16, 2008
CBIZ, Inc.

By: Name:	/s/ Michael W. Gleespen Michael W. Gleespen
Title:	Corporate Secretary and General Counsel